Exhibti 99

Contacts:
George E. McHenry	(512) 777-3800
Russell G. Allen	(512) 777-3800

Hanger announces publication of WalkAide INSTRIDE clinical trial findings and provides update on CMS submission

Austin, Texas, February 13, 2014 /PRNewswire/ Hanger, Inc. (NYSE: HGR) today announced the publication of the findings of the Company’s INSTRIDE WalkAide trial in the peer-reviewed journal Neurorehabilitation and Neural Repair.  The Company has submitted these findings to the Centers of Medicare and Medicaid Services (CMS) as part of a request for expanded coverage for the WalkAide.

The clinical trial proved that the WalkAide is equivalent to the current standard of care, the Ankle Foot Orthosis (AFO) conventional brace, for improvements in gait speed and stroke related quality of life measures.  Additionally, results from this trial support the fact that use of the WalkAide produces statistically significant and clinically-relevant improvements in several aspects of subjects’ functional mobility and should be considered a viable alternative to conventional bracing for individuals with foot drop caused by chronic stroke.

“Achieving equivalence to the standard of care is a fundamental cornerstone to proving the efficacy of a new medical technology,” Hanger President and CEO Vinit Asar said.  “We believe this innovative technology continues to provide a valuable alternative to fit our patients’ individual needs. We have shared the trial results with CMS for consideration with the hope of making this technology more accessible to our patients.”

Titled “The Effects of Peroneal Nerve Functional Electrical Stimulation versus Ankle-Foot Orthosis in Patients with Chronic Stroke: a Randomized Controlled Trial”, the INSTRIDE multi-center randomized controlled trial was designed to compare changes in gait and quality of life of individuals who wear the WalkAide versus those wearing an AFO.  All 495 trial participants were chronic stroke patients who were at least six months post-stroke and suffered from a form of lower leg paralysis or weakness known as foot drop.

About the WalkAide — Granted 510(k) clearance by the U.S Food and Drug Administration (FDA) in 2005 and a CE Mark from the European Union in 2006, the WalkAide is an external stimulator that applies electrical pulses to restore proper foot flexion for patients who have experienced a stroke, incomplete spinal cord injury, traumatic brain injury, multiple sclerosis, or cerebral palsy.  The device functions by using a microprocessor with a built-in tilt sensor that allows for precise timing of stimulus to create a normalized gait pattern. About the size of a deck of cards, the device fits on a small cuff worn around the calf; it has no external wires and can be worn with or without shoes. Developed and commercialized by Hanger’s business unit Innovative Neurotronics, Inc., the WalkAide is currently being used by thousands of patients worldwide.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with in excess of 740 locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions.  Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.  For more information on Hanger, visit www.hanger.com and follow us at www.Facebook.com/HangerNews, www.Twitter.com/HangerNews, and www.YouTube.com/HangerNews.

This document contains forward-looking statements relating to the Company’s results of operations.  The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  Statements relating to future results of operations in this document reflect the current views of management.  However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products, the impact of reviews, audits and investigations conducted from time to time by governmental agencies, and the other factors identified in Item 1A, “Risk Factors” in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.